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                                                                   Exhibit 10.17

                    ENVIRONMENTAL PLACEMENT SERVICE AGREEMENT

         This Agreement is entered into effective September 17, 2001 (the "Effective Date") by and between USI Insurance Services of Texas, Inc. d/b/a USI --Environmental Risk Mitigation Group. ("USI"), and Chubb Financial Solutions Division of Federal Insurance Company ("Chubb").

1. Eligible Lines of Insurance: USI is eligible to receive a commission (as described in paragraph 3) on risk transfer environmental business for Environmental Site Liability, Collateral Impairment And Environmental Site Liability, Remediation Cost Cap, Contractors Pollution Liability, or any other environmental liability insurance developed by Chubb (collectively referred to as the "Products"), placed (worldwide) with Chubb by USI. This agreement does not include premium for finite funding but does include risk transfer premium included in finite transactions.

2. Term of the Agreement: This agreement shall be effective for the period beginning September 17, 2001, and ending December 31, 2002, unless terminated under the circumstances described in paragraph 4. "Advance Payment" or paragraph 12. "Key Man".

3. Commission: The standard commission payable to USI for any accounts placed with Chubb by USI which are eligible lines of insurance as described in paragraph 1, shall be ten percent (10%) of gross written premium. Additionally, if USI achieves its Gross Written Premium Targets in accordance with the schedule set forth below, Chubb shall pay the additional corresponding override percentage on gross written premium provided that incurred loss at each such time does not exceed 50% of the amount of premium collected as of such date. The total amount to be paid to USI for standard commission and additional override under this agreement shall not exceed 13% of gross written premium. For purposes of this agreement "gross written premium" means the total premium for insurance

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         policies which incept during the term of the agreement as set forth in paragraph 2 which are billed by Chubb, excluding any renewal premium, Finite Funded premium or premium for any Chubb account that was initiated by another party but for which USI has become broker of record and "incurred loss" means paid losses and outstanding loss reserves for loss to which the insurance which is the subject of this agreement applies.

          ----------------------------- ----------------------------------------- ----------------
          Target Date                   Gross   Written   Premium                 Override
                                        Target
          ----------------------------- ----------------------------------------- ----------------
          June 30, 2002                 $ 7,000,000                               N/A

          ----------------------------- ----------------------------------------- ----------------
          September 30, 2002            $14,000,000                               2%

          ----------------------------- ----------------------------------------- ----------------
          December 31, 2002             $20,000,000                               3%
          ----------------------------- ----------------------------------------- ----------------


4. Advance Payment: Chubb agrees to advance standard commission to USI at the address set forth in paragraph 7 in accordance with the following schedule, such advance payment amounts to be deducted from commissions earned by USI as calculated under paragraph 3:

          -------------------------------------------- ------------------------------------------
          Advance Date                                 Advance Amount

          -------------------------------------------- ------------------------------------------

          Execution of this Agreement                  $    300,000
          -------------------------------------------- ------------------------------------------

          March 31, 2002                               $    175,000
          -------------------------------------------- ------------------------------------------

          June 30, 2002                                $    175,000
          -------------------------------------------- ------------------------------------------

          September 30, 2002                           $    175,000
          -------------------------------------------- ------------------------------------------

          December 31, 2002                            $    175,000
          -------------------------------------------- ------------------------------------------

         provided that if USI fails to achieve its Gross Written Premium Target for June 30, 2002, or any subsequent Gross Written Premium Target as set forth in paragraph 3, Chubb is not obligated to pay any further Advance Amount unless
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         and until such premium target is achieved. Furthermore, if USI fails to achieve its Gross Written Premium Target for two consecutive quarters, Chubb may, at its sole election, terminate this agreement and USI shall immediately reimburse Chubb for any amount Chubb paid as an advance amount in excess of $300,000.00 to the extent such advance amount exceeds any commission owed to USI as calculated in accordance with Paragraph 3.

5. Marketing Materials: USI may not distribute any marketing or other promotional materials including, but not limited to press releases, brochures, or PowerPoint presentations (i) describing the Products or Chubb; (ii) using Chubb's name or the name of any of its affiliate, member companies or associated companies, or (iii) using Chubb's logos, trademarks, tradenames or service marks, without the prior written approval of Chubb.

6. Volume Establishment: Chubb will make all computations required by this agreement, including the coding and classifying of all business written, in accordance with our usual accounting, claims and statistical methods and procedures. All such computations shall be final.

7. Notifications or Payments: Any notifications or payments required to be made under this agreement shall be sent to:


         For USI:
         --------

         Gregg Roberts
         USI- Environmental Risk Mitigation Group
         1250 Woodbranch Park Drive
         Suite 300
         Houston, Texas 77079

         Copy to:


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         General Counsel
         USI Insurance Services Corp.
         50 California, 24th Floor
         San Francisco, CA 94111


         For Chubb:
         ----------

         John K. Welter
         Chief Underwriting Officer
         Chubb Financial Solutions Division of Federal Insurance Company 100 William Street, 18th Floor
         New York, NY 10038

         or to such other person or address as USI or Chubb may from time to time so designate.

8. Confidentiality: The terms of this agreement are confidential and shall not be disclosed by either party except as may be required by law. Other than necessary internal disclosure of this agreement or disclosure to auditors or regulators necessary the intent of this provision is to keep this agreement confidential from competitors.

9. Licenses: USI will be responsible for maintaining applicable licenses required for the proper conduct its duties under this agreement and will be responsible for any damages, penalties, fines and liabilities incurred by Chubb as a result of any violation of this section.

10. Amendment: No amendment or modification of this agreement shall bind either party hereto unless made in writing and signed by both parties. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the party to which performance is due.

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11.      Relationship: Nothing in this agreement will be construed as creating the relationship of employer and employee, partners or joint venturers between USI and Chubb, or between Chubb and any of USI's employees or representatives. It is the express intent of the parties hereto that USI is not an employee, partner or joint venturer of Chubb for any purpose, but is an independent contractor for all purposes and in all situations.

12. Key Man: The parties hereby acknowledge that Chubb has entered into this agreement based upon the association of Gregg Roberts with USI. If Gregg Roberts leaves the employment of USI, Chubb, at its sole discretion, may terminate this agreement.

13. Choice of Law: This agreement shall be interpreted in accordance with the law of the State of New York, without regard to any conflict of law provisions.

14. Entire Agreement: This Agreement contains the entire agreement between USI and Chubb concerning the subject matter hereof, and no modifications of this agreement or waiver of the terms and conditions hereof will be binding USI or Chubb unless approved in writing by each of the parties hereto.

15. Counterparts: This agreement may be executed in multiple counterparts each of which shall be considered an original but all of which, when taken together, shall constitute but one and the same document.



         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above-written.

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

                                                                       Chubb Financial Solutions Division of
        USI Insurance Services of Texas, Inc.                                Federal Insurance Company
            d/b/a USI--Environmental Risk
                  Mitigation Group
-------------------------------------------------------          -------------------------------------------------
By: /s/  R. Gregg Roberts                                        By: /s/ John K. Welter


-------------------------------------------------------          -------------------------------------------------

R. Gregg Roberts, SVP and Managing                                      John K. Welter, Vice President & Chief
Director, USI--Environmental Risk                                                 Underwriting Officer
Mitigation Group                                                           Environmental Solutions Division

-------------------------------------------------------          -------------------------------------------------
Date                                                             Date

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